Exhibit 99.2

Quaker Houghton Second Quarter 2020 Results Investor Conference Call

Risks and Uncertainties Statement

On August 1, 2019, Quaker Chemical Corporation (the "Company", also known as Quaker Houghton) completed its combination with Houghton International, Inc. ("Houghton") (herein referred to as "the Combination"). In addition, the Company acquired the operating divisions of Norman Hay plc ("Norman Hay") on October 1, 2019. Throughout this presentation, all figures presented, unless otherwise stated, reflect the results of operations of the combined company for the three months ended June 30, 2020 and Legacy Quaker for the three months ended June 30, 2019. Further, all year-to-date figures presented throughout the presentation for the years 2019 and 2020 are as of and for the period ending June 30, respectively.

Regulation G

The attached charts include Company information that does not conform to generally accepted accounting principles ("GAAP"). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with the first quarter earnings news release, dated August 5, 2020, which has been furnished to the Securities and Exchange Commission ("SEC") on Form 8-K.

Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements, including statements regarding the potential effects of the COVID-19 pandemic on the Company's business, results of operations, or financial condition and expectations regarding our liquidity position and continued compliance with the terms of the Company's credit facility on our current expectations about future events. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, including, but not limited to, the potential benefits of the Combination, the impacts on our business as a result of the COVID-19 pandemic and any projected global economic rebound or anticipated positive results due to Company actions taken in response to the pandemic, and our current and future results and plans and statements that include the words "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that demand for the Company's products and services is largely derived from the demand for its customers' products, which subjects the Company to uncertainties related to downturns in a customer's business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, the primary and secondary impacts of the COVID-19 pandemic, including actions taken in response to the pandemic by various governments, which could exacerbate some or all of the other risks and uncertainties faced by the Company, including the potential for significant increases in raw material costs, supply chain disruptions, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence. Furthermore, the Company is subject to the same business cycles as those experienced by steel, automobile, aircraft, industrial equipment, and durable goods manufacturers. The ultimate impact of COVID-19 on our business will depend on, among other things, the extent and duration of the pandemic, the severity of the disease and the number of people infected with the virus, the effects on the economy by the pandemic, including the resulting market volatility, and by the measures taken by governmental authorities and other third parties restricting day-to-day life and business operations and the length of time that such measures remain in place, and governmental programs implemented to assist businesses impacted by the COVID-19 pandemic. Other factors could also adversely affect us, including those related to the Combination and other acquisitions and the integration of the combined company as well as other acquired businesses. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control. These risks, uncertainties, and possible inaccurate assumptions relevant to our business could cause our actual results to differ materially from expected and historical results. All forward-looking statements included in this presentation, including expectations about the improvements in business conditions in the second half of 2020, are based upon information available to the Company as of the date of this presentation, which may change. Therefore, we caution you not to place undue reliance on our forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, refer to the Risk Factors section, which appears in Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2020, as well as in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2019, and in our other reports filed from time to time with the SEC. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

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©2019 Quaker Houghton. All Rights Reserved

Michael F. Barry Chairman of the Board, Chief Executive Officer & President Mary Dean Hall Senior Vice President, Chief Financial Officer & Treasurer Robert T. Traub Senior Vice President, General Counsel & Corporate Secretary Shane W. Hostetter Vice President, Finance & Chief Accounting Officer ©2019 Quaker Houghton. All Rights Reserved 3 Speakers

©2019 Quaker Houghton. All Rights Reserved 4 Second Quarter 2020 Headlines • Net sales of $286.0 million decreased 27% compared to prior year pro forma net sales primarily due to volume declines resulting from the impact of COVID - 19 • GAAP net loss of $7.7 million or $0.43 per diluted share; non - GAAP earnings of $3.7 million or $0.21 per diluted share • Adjusted EBITDA of $32.1 million in line with guidance • Affirms full year 2020 guidance of more than $200 million of adjusted EBITDA • Solid cash flow from operations of $24.5 million doubles year - to - date operating cash flow to $44.7 million compared to $22.4 million in the prior year

©2019 Quaker Houghton. All Rights Reserved 5 Chairman Comments Second Quarter of 2020 • Current quarter adjusted EBITDA consistent with our guidance of being down nearly half of the first quarter 2020 • 27% decline in global revenues from pro forma second quarter 2019 driven by significant net sales declines in all four segments due to COVID - 19 • April and May most impacted, especially in the automotive sector, with June starting to show improvement across all segments • Reduced net debt by $13 million, achieved integration cost savings of $12 million, expanded product margins of 2%, and showed market share gains of 2% in the current quarter 2020 Outlook • Expect gradual sequential improvement as we progress through the second half of the year which we are already seeing since the low point in April and May • Our integration synergies, additional cost savings actions, improvement in product margins, and good cash flows are expected to continue to help us during this challenging time • Despite uncertainty caused by COVID - 19, expect more than $200 million of adjusted EBITDA in 2020 • Do not expect any liquidity or bank covenant issues “The Company’s top priority is to protect the health and safety of our employees and our customers, while ensuring business continuity to meet all our customers’ needs” – Michael F. Barry, Chairman, CEO and President

©2019 Quaker Houghton. All Rights Reserved 6 Financial Highlights – Actual Results Second quarter of 2020 • Net sales of $286.0 million include net sales from Houghton and Norman Hay of $142.5 million; excluding Houghton and Norman Hay, net sales declined approximately 30% driven by lower volumes of 27% due to COVID - 19 and a negative impact from foreign currency translation of 4% • Gross profit increased compared to Q2’19 primarily due to Houghton and Norman Hay net sales; Q2’20 gross margin was 34.0% compared to 36.5% in Q2’19 primarily due to significantly lower volumes in the current quarter and the related impact from fixed manufacturing costs, as well as price and product mix largely due to lower gross margins in the legacy Houghton business, partially offset by the Company’s progress on Combination - related logistics and procurement cost savings initiatives • SG&A increased due primarily to additional SG&A from Houghton and Norman Hay, partially offset by lower SG&A due to foreign currency translation, the impact of the sales decline on direct selling costs, lower incentive compensation on reduced Company performance, the impact of COVID - 19 cost savings actions, including lower travel expenses, and the benefits of realized cost savings associated with the Combination • Non - operating items compared to Q2’19 include higher interest expense due to additional borrowings to finance the Combination and $1.9 million of higher foreign exchange transaction losses • Effective tax rates of 57.9% and 24.2% for Q2’20 and Q2’19, respectively, include various one - time impacts; without these items effective tax rates would have been ~18% and ~22% for Q2’20 and Q2’19, respectively

©2019 Quaker Houghton. All Rights Reserved 7 Financial Highlights – Non - GAAP & Pro Forma Second quarter of 2020 Non - GAAP Results • Non - GAAP EPS decreased to $0.21 compared to $1.56 in the prior year as the negative impact of COVID - 19 more than offset additional Houghton and Norman Hay earnings and the benefits of costs savings related to the Combination • Non - GAAP operating income decreased to $11.2 million compared to $25.5 million in Q2’19 as the negative impact of COVID - 19 more than offset the added net sales and operating income from Houghton and Norman Hay and the benefits of costs savings related to the Combination • Non - GAAP adjusted EBITDA increased to $32.1 million compared to $31.4 million in the prior year, primarily due to the Combination and inclusion of Norman Hay, largely offset by the negative impact of COVID - 19 Pro forma Results • Actual net sales of $286.0 million decreased 27% compared to pro forma net sales of approximately $390 million in the prior year period, primarily due to significant declines in volumes due to COVID - 19 • Adjusted EBITDA of $32.1 decreased approximately 44% compared to pro forma adjusted EBITDA of approximately $57 million in Q2’19, primarily due to the negative impacts of COVID - 19, partially offset by the benefits of cost synergies realized from the Combination and the inclusion of Norman Hay in the current quarter

©2019 Quaker Houghton. All Rights Reserved 8 Financial Snapshot ( dollars in millions, unless otherwise noted) (1) Certain amounts may not calculate due to rounding (2) Pro forma results for Q2 2020 and YTD 2020 presented above are the actual results for Quaker Houghton Q2 2020 Q2 2019 YTD 2020 YTD 2019 GAAP Net Sales $ 286.0 $ 205.9 $ 80.2 39% $ 664.6 $ 417.1 $ 247.5 59% Gross Profit 97.4 75.2 22.2 30% 231.2 150.9 80.3 53% Gross Margin (%) 34.0% 36.5% -2.5% -7% 34.8% 36.2% -1.4% -4% Operating Income (Loss) 2.2 20.5 (18.3) -89% (10.2) 40.4 (50.6) -125% Net (Loss) Income (7.7) 15.6 (23.3) -150% (36.1) 29.4 (65.6) -223% (Loss) Earnings Per Diluted Share (0.43) 1.17 (1.60) -137% (2.03) 2.20 (4.23) -192% Non-GAAP Non-GAAP Operating Income $ 11.2 $ 25.5 $ (14.3) -56% $ 47.2 $ 49.8 $ (2.6) -5% Non-GAAP Operating Margin (%) 3.9% 12.4% -8.5% -68% 7.1% 11.9% -4.8% -41% Adjusted EBITDA 32.1 31.4 0.6 2% 92.5 61.1 31.5 52% Adjusted EBITDA Margin (%) 11.2% 15.3% -4.1% -27% 13.9% 14.6% -0.7% -5% Non-GAAP Earnings Per Diluted Share 0.21 1.56 (1.35) -87% 1.59 2.97 (1.38) -46% Pro Forma (2) Net Sales $ 286.0 $ 390 $ (104) -27% $ 664.6 781 $ (116) -15% Adjusted EBITDA 32.1 57 (25) -44% 92.5 111 (18) -17% Adjusted EBITDA Margin (%) 11.2% 15% -3% -23% 13.9% 14% 0% -2% Variance (1) Variance (1)

©2019 Quaker Houghton. All Rights Reserved 9 Pro Forma Adjusted EBITDA (dollars in millions) $215 $221 $236 $234 $214 $200 $213 $225 $238 $250 2016 2017 2018 2019 TTM Q2 2020 Q2’20 adjusted EBITDA significantly impacted by COVID - 19 but continues to be in line with guidance $57 $32 $20 $33 $45 $58 $70 Q2 2019 Q2 2020

©2019 Quaker Houghton. All Rights Reserved 10 Leverage and Liquidity Update • As a precautionary measure in response to the current economic uncertainty from COVID - 19, the Company drew down most of the available liquidity on its revolving credit facility during the second half of March 2020 • Total gross outstanding borrowings of $1,121.2 million and cash on hand of $322.5 million result in net debt of $798.7 million as of June 30, 2020, which decreased $12.7 million compared to $811.4 million as of March 31, 2020 • Net debt to TTM adjusted EBITDA of 3.7x as of June 30, 2020 compared to 3.5x as of December 31, 2019; remain in compliance with bank calculated net debt to adjusted EBITDA covenant (3.1x as of June 30, 2020 compared to maximum permitted leverage of 4.25x) and all other bank covenants • Based on current projections, including multiple forecasted scenarios of future liquidity and leverage, the Company does not expect any compliance issues with its bank covenants • Cost of debt ~2.5% during first half 2020 and ~1.9% at June 30, 2020 • Net operating cash flow of $24.5 million in Q2’20 increases net operating cash flow in the first six months of 2020 to $44.7 million compared to $22.4 million in the first six months of 2019, primarily driven by the inclusion of earnings from Houghton and Norman Hay as well as releases in working capital due to volume declines related to COVID - 19

Appendix Actual and Non - GAAP Results

Non-GAAP and Pro Forma Measures

The information included in this presentation includes non-GAAP (unaudited) financial information that includes EBITDA, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, and pro forma net sales, net (loss) income attributable to Quaker Houghton, EBITDA, adjusted EBITDA and adjusted EBITDA margin. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they enhance a reader's understanding of the financial performance of the Company, are indicative of future operating performance of the Company, and facilitate a comparison among fiscal periods, as the non-GAAP financial measures exclude items that are not considered indicative of future operating performance or not considered core to the Company's operations. Non-GAAP results and pro forma information are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP.

The Company presents EBITDA which is calculated as net (loss) income attributable to the Company before depreciation and amortization, interest expense, net, and taxes on (loss) income before equity in net income of associated companies. The Company also presents adjusted EBITDA which is calculated as EBITDA plus or minus certain items that are not considered indicative of future operating performance or not considered core to the Company's operations. In addition, the Company presents non-GAAP operating income which is calculated as operating income (loss) plus or minus certain items that are not considered indicative of future operating performance or not considered core to the Company's operations. Adjusted EBITDA margin and non-GAAP operating margin are calculated as the percentage of adjusted EBITDA and non-GAAP operating income to consolidated net sales, respectively. The Company believes these non-GAAP measures provide transparent and useful information and are widely used by analysts, investors, and competitors in our industry as well as by management in assessing the operating performance of the Company on a consistent basis.

Additionally, the Company presents non-GAAP net income and non-GAAP earnings per diluted share as additional performance measures. Non-GAAP net income is calculated as adjusted EBITDA, defined above, less depreciation and amortization, interest expense, net, and taxes on (loss) income before equity in net income of associated companies, in each case adjusted, as applicable, for any depreciation, amortization, interest or tax impacts resulting from the non-core items identified in the reconciliation of net (loss) income attributable to the Company to adjusted EBITDA. Non-GAAP earnings per diluted share is calculated as non-GAAP net income per diluted share as accounted for under the "two-class share method." The Company believes that non-GAAP net income and non-GAAP earnings per diluted share provide transparent and useful information and are widely used by analysts, investors, and competitors in our industry as well as by management in assessing the operating performance of the Company on a consistent basis.

In addition, the Company has provided certain unaudited pro forma financial information in this presentation. The unaudited pro forma financial information is based on the historical consolidated financial statements and results of both Quaker and Houghton, and has been prepared to illustrate the effects of the Combination. The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of Quaker Houghton's past results of operations, nor is it indicative of the future operating results of Quaker Houghton and should not be considered a substitute for the financial information presented in accordance with GAAP. The Company has not provided pro forma financial information as it relates to the acquired operating divisions of Norman Hay plc based on materiality. Pro forma results for the three and six months ended June 30, 2019 include Quaker's historical results, while Houghton reflects its stand-alone results. Pro forma results for the trailing twelve months ended June 30, 2020 include eleven months of Houghton's operations post-closing of the Combination, while Houghton reflects one month of results for the period from July 1, 2019 through July 31, 2019. Pro forma results for the year ended December 31, 2019 include five months of Houghton's operations post-closing of the Combination, while Houghton reflects seven months of results for the period from January 1, 2019 through July 31, 2019. Pro forma results for the years ended December 31, 2018, 2017 and 2016, respectively, include Quaker's historical results, while Houghton reflects its stand-alone results.

As it relates to the full year 2020 expected adjusted EBITDA and other forward-looking information described in this presentation, the Company has not provided guidance for comparable GAAP measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measures without unreasonable effort. These items include, but are not limited to, certain non-recurring or non-core items the Company may record that could materially impact net income, as well as the impact of COVID-19. These items are uncertain, depend on various factors, and could have a material impact on the U.S. GAAP reported results for the guidance period.

The following charts should be read in conjunction with the Company's second quarter earnings news release dated August 5, 2020, which has been furnished to the SEC on Form 8-K and the Company's Form 10-Q for the period ended June 30, 2020, filed on August 5, 2020 with the SEC. These documents may contain additional explanatory language and information regarding certain of the items included in the following reconciliations.

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©2019 Quaker Houghton. All Rights Reserved

©2019 Quaker Houghton. All Rights Reserved 13 Non - GAAP Operating Income Reconciliation (dollars in thousands, unless otherwise noted) Q2 2020 Q2 2019 YTD 2020 YTD 2019 Operating income (loss) 2,238$ 20,531$ (10,206)$ 40,360$ Fair value step up of inventory sold 226 - 226 - Houghton combination, integration and other acquisition-related expenses Restructuring and related charges 486 - 2,202 - Customer bankruptcy costs - - 463 - Charges related to the settlement of a non-core equipment sale - 384 - 384 Indefinite-lived intangible asset impairment - - 38,000 - Non-GAAP operating income 11,203$ 25,519$ 47,214$ 49,831$ Non-GAAP operating margin (%) 3.9% 12.4% 7.1% 11.9% 9,087 16,529 4,604 8,253

©2019 Quaker Houghton. All Rights Reserved 14 Adjusted EBITDA Reconciliation (dollars in thousands, unless otherwise noted) Q2 2020 Q2 2019 YTD 2020 YTD 2019 Net (loss) income attributable to Quaker Chemical Corporation (7,735)$ 15,591$ (36,116)$ 29,435$ Depreciation and amortization 21,158 4,843 42,742 9,702 Interest expense, net 6,811 733 15,272 1,509 Taxes on (loss) income before equity in net income of associated companies EBITDA 23,456$ 25,967$ 12,050$ 50,375$ Equity income in a captive insurance company (482) (390) (155) (736) Fair value step up of inventory sold 226 - 226 - Houghton combination, integration and other acquisition-related expenses Restructuring and related charges 486 - 2,202 - Customer bankruptcy costs - - 463 - Charges related to the settlement of a non-core equipment sale - 384 - 384 Indefinite-lived intangible asset impairment - - 38,000 - Pension and postretirement benefit costs, non-service components 341 895 23,866 1,791 Currency conversion impacts of hyper-inflationary economies 73 (31) 124 163 Adjusted EBITDA 32,063$ 31,429$ 92,542$ 61,064$ Adjusted EBITDA Margin (%) 11.2% 15.3% 13.9% 14.6% 9,729 (9,848) 4,800 3,222 9,087 15,766 4,604 7,963

©2019 Quaker Houghton. All Rights Reserved 15 Non - GAAP EPS Reconciliation Q2 2020 Q2 2019 YTD 2020 YTD 2019 GAAP (loss) earnings per diluted share attributable to Quaker Chemical Corporation common shareholders Equity income in a captive insurance company per diluted share (0.03) (0.03) (0.01) (0.06) Fair value step up of inventory sold per diluted share 0.01 - 0.01 - Houghton combination, integration and other acquisition-related expenses per diluted share Restructuring and related charges per diluted share 0.02 - 0.09 - Customer bankruptcy costs per diluted share - - 0.02 - Charges related to the settlement of a non-core equipment sale per diluted share - 0.02 - 0.02 Indefinite-lived intangible asset impairment per diluted share - - 1.65 - Pension and postretirement benefit costs, non-service components per diluted share 0.01 0.06 0.89 0.11 Currency conversion impacts of hyper-inflationary economies per diluted share 0.01 (0.00) 0.01 0.01 Impact of certain discrete tax items per diluted share 0.25 - 0.23 - Non-GAAP earnings per diluted share 0.21$ 1.56$ 1.59$ 2.97$ 2.20$ (2.03)$ 1.17$ (0.43)$ 0.69 0.73 0.34 0.37

©2019 Quaker Houghton. All Rights Reserved 16 Segment Performance (dollars in thousands) Q2 2020 Q2 2019 YTD 2020 YTD 2019 Net sales Americas 80,576$ 71,747$ 210,472$ 143,972$ EMEA 77,702 49,012 182,541 101,437 Asia/Pacific 68,421 44,801 141,973 90,968 Global Specialty Businesses 59,341 40,309 129,615 80,702 Total net sales 286,040$ 205,869$ 664,601$ 417,079$ Segment operating earnings Americas 10,303$ 13,965$ 39,491$ 28,304$ EMEA 10,245 8,938 28,604 17,731 Asia/Pacific 19,261 12,159 38,802 24,971 Global Specialty Businesses 16,393 10,970 36,953 21,574 Total segment operating earnings 56,202 46,032 143,850 92,580 Combination, integration and other acquisition-related expenses (7,995) (4,604) (15,873) (9,087) Restructuring and related charges (486) - (2,202) - Indefinite-lived intangible asset impairment - - (38,000) - Non-operating and administrative expenses (32,045) (19,070) (70,496) (39,418) Depreciation of corporate assets and amortization (13,438) (1,827) (27,485) (3,715) Operating income (loss) 2,238 20,531 (10,206) 40,360 - - Other (expense) income, net (993) 43 (22,168) (592) Interest expense, net (6,811) (733) (15,272) (1,509) (Loss) income before taxes and equity in net income of associated companies 38,259$ (47,646)$ 19,841$ (5,566)$

Appendix Pro Forma Results

Q2 2019 Pro Forma Reconciliations

(dollars in millions)

	Three months ended June 30, 2019				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net Sales	$ 206	$ 204	$ (14)	$ (5)	$ 390
Net Income (Loss) Attributable to Quaker Houghton	$ 16	$ 1	$ (3)	$ 4	$ 18
Depreciation and Amortization	5	13	-	1	19
Interest Expense, Net	1	14	-	(6)	9
Taxes on Income (b)	5	(1)	(1)	1	4
EBITDA*	26	28	(3)	0	50
Combination, Integration and Other Acquisition-Related Expenses	5	2	-	-	6
Other Addbacks (c)	1	(1)	-	-	0
Adjusted EBITDA*	$ 31	$ 29	$ (3)	$ 0	$ 57
Adjusted EBITDA Margin* (%)	15%	14%	24%	0%	15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include equity income in a captive insurance company, currency conversion impacts of hyper-inflationary economies, affiliate management fees, pension and postretirement benefit costs, non-service components, charges related to the settlement of a non-core equipment sale and other non-recurring miscellaneous charges.

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©2019 Quaker Houghton. All Rights Reserved

YTD Q2 2019 Pro Forma Reconciliations

(dollars in millions)

	Six months ended June 30, 2019				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net Sales	$ 417	$ 403	$ (29)	$ (11)	$ 781
Net Income (Loss) Attributable to Quaker Houghton	$ 29	$ 4	$ (5)	$ 7	$ 35
Depreciation and Amortization	10	26	-	3	39
Interest Expense, Net	2	28	-	(12)	18
Taxes on Income (b)	10	(5)	(1)	2	6
EBITDA*	50	54	(7)	0	97
Combination, Integration and Other Acquisition-Related Expenses	9	4	-	-	13
Other Addbacks (c)	2	(0)	-	-	1
Adjusted EBITDA*	$ 61	$ 57	$ (7)	$ 0	$ 111
Adjusted EBITDA Margin* (%)	15%	14%	24%	0%	14%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include equity income in a captive insurance company, currency conversion impacts of hyper-inflationary economies, pension and postretirement benefit costs, non-service components, charges related to the settlement of a non-core equipment sale and other non-recurring miscellaneous charges.

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©2019 Quaker Houghton. All Rights Reserved

TTM Q2 2020 Pro Forma Reconciliations

(dollars in millions)

	Trailing 12 Months Ended June 30, 2020				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net sales	$ 1,381	$ 72	$ (5)	$ (2)	$ 1,446
Net (Loss) Income Attributable to Quaker Houghton	$ (34)	$ (7)	$ (1)	$ 0	$ (42)
Depreciation and Amortization	78	4	-	0	83
Interest Expense, Net	31	5	-	(1)	35
Taxes on Income (b)	(17)	4	(0)	0	(14)
EBITDA*	58	6	(1)	0	62
Combination, Integration and Other Acquisition-Related Expenses	42	40	-	-	82
Gain on the Sale of Divested Assets	-	(35)	-	-	(35)
Fair Value Step Up of Inventory Sold	12	-	-	-	12
Pension and Postretirement Benefit Costs, Non-Service Components	25	(0)	-	-	25
Indefinite-Lived Intangible Asset Impairment	38	-	-	-	38
Restructuring and Related Charges	29	-	-	-	29
Other Addbacks (c)	1	0	-	-	1
Adjusted EBITDA*	$ 205	$ 11	$ (1)	$ 0	$ 214
Adjusted EBITDA Margin* (%)	15%	15%	24%	0%	15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include equity income in a captive insurance company, currency conversion impacts of hyper-inflationary economies, insurance insolvency recoveries and customer bankruptcy costs.

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©2019 Quaker Houghton. All Rights Reserved

Full Year 2019 Pro Forma Reconciliations

(dollars in millions)

	2019				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net sales	$ 1,134	$ 475	$ (34)	$ (13)	$ 1,562
Net Income (Loss) Attributable to Quaker Houghton	$ 32	$ (3)	$ (6)	$ 10	$ 33
Depreciation and Amortization	45	31	-	3	77
Interest Expense, Net	17	33	-	(15)	35
Taxes on Income (b)	2	(1)	(2)	3	2
EBITDA*	96	60	(8)	1	148
Combination, Integration and Other Acquisition-Related Expenses	35	44	-	-	80
Gain on the Sale of Divested Assets	-	(35)	-	-	(35)
Fair Value Step Up of Houghton and Norman Hay Inventory Sold	12	-	-	-	12
Restructuring and Related Charges	27	-	-	-	27
Other Addbacks (c)	3	(0)	-	-	3
Adjusted EBITDA*	$ 173	$ 68	$ (8)	$ 1	$ 234
Adjusted EBITDA Margin* (%)	15%	14%	24%	-4%	15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include equity income in a captive insurance company, pension and postretirement benefit costs, non-service components, customer bankruptcy costs, insurance insolvency recoveries and currency conversion impacts of hyper-inflationary economies.

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22 ©2019 Quaker Houghton. All Rights Reserved Full Year 2018 Pro Forma Reconciliations (dollars in millions) Quaker Houghton Divestitures Other (a) Pro Forma* Net sales 868$ 861$ (53)$ (22)$ 1,655$ Net Income (Loss) Attributable to Quaker Houghton 59$ (0)$ (9)$ 17$ 66$ Depreciation and Amortization 20 54 - 5 79 Interest Expense, Net 4 56 - (25) 35 Taxes on Income (b) 25 3 (2) 5 30 EBITDA* 108 113 (12) 1 210 Combination, Integration and Other Acquisition-Related Expenses 16 7 - - 23 Other Addbacks (c) 1 2 - - 3 Adjusted EBITDA* 126$ 121$ (12)$ 1$ 236$ Adjusted EBITDA Margin* (%) 14% 14% 23% -4% 14% (b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%. (c) Other addbacks include currency conversion impacts on hyper-inflationary economies, a gain on the liquidation of an inactive legal entity and charges related to non-recurring non-income tax and VAT charges. 2018 * Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton. (a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

Full Year 2017 Pro Forma Reconciliations

(dollars in millions)

	2017				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income (Loss) Attributable to Quaker Houghton	$ 20	$ (47)	$ (9)	$ 9	$ (26)
Depreciation and Amortization	20	55	-	5	80
Interest Expense, Net	1	51	-	(16)	37
Taxes on Income (b)	42	42	(2)	2	84
EBITDA*	83	102	(11)	0	175
Equity Income in a Captive Insurance Company	(3)	-	-	-	(3)
Combination, Integration and Other Acquisition-Related Expenses	30	10	-	-	40
Pension and Postretirement Benefit Costs, Non-Service Components	4	(1)	-	-	4
Cost Reduction Activities	0	2	-	-	2
Loss on Disposal of Held-for-Sale Asset	0	-	-	-	0
Insurance Insolvency Recovery	(1)	-	-	-	(1)
Affiliate Management Fees	-	2	-	-	2
Non-Income Tax Settlement Expense	-	1	-	-	1
Other Addbacks (c)	0	0	-	-	1
Adjusted EBITDA*	$ 115	$ 116	$ (11)	$ 0	$ 221
Adjusted EBITDA Margin* (%)	14%	15%	20%	0%	14%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks includes charges related to inventory fair value step up adjustments in the Wallover acquisition, currency conversion impacts of hyper-inflationary economies and other non-recurring charges.

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Full Year 2016 Pro Forma Reconciliations

(dollars in millions)

	2016				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income (Loss) Attributable to Quaker Houghton	$ 61	$ (37)	$ (8)	$ 7	$ 23
Depreciation and Amortization	20	55	-	5	80
Interest Expense, Net	1	51	-	(14)	37
Taxes on Income (b)	23	(5)	(2)	2	18
EBITDA*	105	64	(10)	-	158
Equity Income in a Captive Insurance Company	(2)	-	-	-	(2)
Combination, Integration and Other Acquisition-Related Expenses	2	3	-	-	5
Pension and Postretirement Benefit Costs, Non-Service Components	2	(1)	-	-	1
Cost Reduction Activities	-	4	-	-	4
Impairment of Goodwill and Intangible Assets	-	41	-	-	41
Affiliate Management Fees	-	2	-	-	2
Non-Income Tax Settlement Expense	-	2	-	-	2
Full-Year Impact of Wallover Acquisition	-	3	-	-	3
Other Addbacks (c)	(0)	1	-	-	1
Adjusted EBITDA*	$ 107	$ 119	$ (10)	$ 0	$ 215
Adjusted EBITDA Margin* (%)	14%	16%	22%	0%	15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks includes a charge related to a legal settlement, a charge related to inventory fair value adjustments in the Wallover acquisition, offset by a gain on the sale of an asset, currency conversion impacts of hyper-inflationary economies and a restructuring credit.

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